UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2010 (July 9, 2010)

T Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	333-1111153	71-0919962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16000 Dallas Parkway, Suite 125, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 720-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2010, T Bancshares, Inc. (the “Company”) and T Bank, N.A., the Company’s wholly-owned subsidiary (the “Bank”), announced that Patrick G. Adams resigned as President and Chief Executive Officer of both the Company and the Bank.  Mr. Adams also served as the Company’s principal executive officer and acting co-principal financial officer.  Mr. Adams also resigned as a director of the Company and the Bank.  All of Mr. Adams’ resignations were effective July 9, 2010. Mr. Adams’ decision to resign was not the result of any disagreement with the Company or the Bank.

The Company also announced that Mr. Patrick Howard was appointed President and Chief Executive Officer of the Company and the Bank. Additionally, the Company announced that Mr. Ken Bramlage was appointed Senior Vice President and Chief Financial Officer of the Company and the Bank.

Additional information regarding Mr. Adams’ resignations and Messrs. Howard and Bramlage’s appointments are included in the press release furnished as Exhibit 99.1 to this Form 8-K, which is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

Exhibit 99.1	Press release, dated July 15, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T Bancshares, Inc.

Date: July 15, 2010	By:	/s/ Patrick Howard
Patrick Howard
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated July 15, 2010